Exhibit 99.1

INOVALON REPORTS THIRD QUARTER 2018 RESULTS

Third Quarter 2018 Highlights

•	Q3 revenue of $145.8 million

•	Q3 net loss of $0.8 million, resulting in net loss of $0.01 per share

•	Q3 Non-GAAP net income of $16.3 million, resulting in Non-GAAP net income of $0.11 per share

•	Q3 Adjusted EBITDA of $52.4 million, up 70% year-over-year, resulting in Adjusted EBITDA margin of 36.0%

•	Q3 ACV[1] signed, excluding ABILITY and Services, of $52.1 million, up 101% year-over-year

•	Updating 2018 guidance to reflect timing of new contract signings, the conversion of substantially all remaining legacy contracts, and the discontinued pursuit of additional legacy business

2019 Guidance Highlights

•	Annual Revenue Retention[2] estimated at 103%, up from estimated 95% in 2018

•	Annual Recurring Revenue[3] estimated at $534.1 million, up 22.4% year-over-year

•	Revenue growth estimated at 19% to 23%, including organic revenue growth of 12% to 14%

•	Adjusted EBITDA estimated at $200 million to $210 million

•	Coverage[4] for 2019 revenue projections is currently at approximately 94.5%

Please refer to our Third Quarter 2018 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including 2018 and 2019 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s conference call.

BOWIE, Md. – November 7, 2018 – Inovalon (Nasdaq: INOV), a leading technology company providing advanced, cloud-based platforms empowering data-driven healthcare, today announced financial results for the third quarter of 2018, updated guidance for the remainder of 2018, as well as guidance for the full year 2019.

“We have seen an increasingly strong inflection in our business on many fronts over the recent months with significant increases in client retention rates, renewal performance, and new sales, all while concurrently continuing to expand value to clients and margin performance for the Company,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “While the timing of some new and expanded business engagements has been later than we previously estimated, and the conversion of substantially all remaining legacy contracts to subscription-based contracts and discontinued pursuit of new legacy contracts impacted revenue for the few months remaining of the year, steep increases in multiple relevant metrics across the board are driving a strong 2019 outlook of 19% to 23% revenue growth, including organic growth of 12% to 14%, and strong Adjusted EBITDA, all with nearly 95% coverage visibility even at this early date.”

Third Quarter 2018 Financial Results

•	Revenue for the third quarter of 2018 was $145.8 million, a year-over-year increase of 26% compared with $115.9 million for the third quarter of 2017.

•
Cost of revenue for the third quarter of 2018 was $36.4 million, or 25.0% of revenue, compared with $38.4 million, or 33.2% of revenue for the third quarter of 2017. This equates to gross margin for the third quarter of 2018 of 75.0%, a year-over-year increase of 820 basis points compared with 66.8% for the third quarter of 2017. Removing the impact of ABILITY, gross margin for the third quarter of 2018 was 70.9%, a sequential increase of 70 basis points from the second quarter of 2018 and a year-over-year increase of 410 basis points compared to the third quarter of 2017.

•
Net loss for the third quarter of 2018 was $0.8 million, resulting in net loss of $0.01 per share, compared with net income of $8.2 million and diluted net income of $0.06 per share, respectively, for the third quarter of 2017.

•
Adjusted EBITDA for the third quarter of 2018 was $52.4 million, a year-over-year increase of 70% compared with $30.8 million for the third quarter of 2017. Adjusted EBITDA margin for the third quarter of 2018 was 36.0%, a year-over-year increase of 940 basis points compared with 26.6% for the third quarter of 2017.

•
Non-GAAP net income for the third quarter of 2018 was $16.3 million, resulting in Non-GAAP net income per share of $0.11, increases of 30% and 22%, respectively, compared with $12.6 million and $0.09 per share, respectively, for the third quarter of 2017.

•
Net cash provided by operating activities for the third quarter of 2018 was $42.9 million. For the first nine months of 2018, net cash provided by operating activities was $63.0 million compared with $80.9 million for the first nine months of 2017.

“Inovalon’s increasing mix of high-value SaaS-based solutions, as well as our ongoing investments in automation and efficiencies, allowed the Company to continue its strong margin expansion and solid cash flow in the third quarter,” said Jonathan Boldt, vice president of finance and interim chief financial officer of Inovalon. “With our successful transition to a subscription-based model now substantially complete, year-to-date strength in new business signings, and improved revenue retention outlook, the Company has gained significant visibility into our 2019 revenue outlook, showing strong revenue growth and continued profitability expansion.”

Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income, identifying the differences between net income and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.

Key Highlights

•
Transition to Subscription-Based Model. In the third quarter, 83% of Inovalon’s revenue was generated from subscription-based platform offerings, up from 66% in the third quarter of 2017 and up from 78% in the second quarter of 2018. Excluding ABILITY’s contribution, subscription-based revenue increased organically 8.6% year-over-year and 2.6% sequentially, driven by new and expanded client engagements utilizing subscription-based platform offerings of the Inovalon ONE® Platform. As part of the transition, the Company converted substantially all remaining legacy contracts to subscription-based contracts and discontinued the pursuit of additional new legacy contracts, the combination of which contribute to a short-term revenue impact of approximately $25 million versus previous expectations for 2018. By year-end, legacy revenue is expected to be down to approximately 7% of consolidated revenue, making the conversion of legacy to subscription-based contracts a substantially completed process.

•
Expanding Profitability. Third quarter 2018 gross margin of 75.0% increased 820 basis points year-over-year, driven by the Company’s solution mix continuing to shift to high-value, data-driven SaaS offerings, as well as ongoing leverage from automation and connectivity. Third quarter 2018 Adjusted EBITDA margin of 36.0% increased 940 basis points year-over-year, driven by higher gross margin, as well as G&A leverage from ongoing efficiency-enhancement and cost-reduction initiatives begun earlier this year, including facility consolidation, internal process improvement, and the continued integration of ABILITY.

•
Integration of ABILITY Progressing as Expected. The Company’s integration of ABILITY continued to progress well during the third quarter, both in terms of strong cultural alignment between the organizations, as well as the achievement of cost and revenue synergies. Nearly all of the forecasted $8 million in cost synergies expected for 2018 have been achieved as of the end of the third quarter and the Company is on track to achieve the full $11 million run rate cost synergies expected for 2019. In addition, the Company has started to realize synergy revenue from the combination, and sees a healthy synergy product pipeline heading into 2019.

•
Strong Inovalon ONE® Platform Adoption and Client Retention. In the third quarter, Inovalon saw accelerating interest and adoption of cloud-based SaaS solutions enabled by the Inovalon ONE® Platform, as well as a notably positive progression in client retention and renewal performance. Year-to-date through September 30th, excluding the contribution from ABILITY and Services, Annualized Contract Value (ACV) from new contract wins and existing contract expansions was $96.2 million, up 91% from the comparable period in 2017. Demonstrating the accelerating Inovalon ONE® Platform adoption, ACV signed during the third quarter alone, excluding ABILITY and Services, was $52.1 million, a 101% year-over-year increase. ACV signed excluding just ABILITY, for the third quarter of 2018 and YTD through September 30th, was $62.3 million and $139.9 million, respectively, increases of 60% and 50%, respectively, from the comparable year-ago periods. In addition, YTD through September 30th, Inovalon signed engagements with 82 new logos, a year-over-year increase of 28% versus the same period in 2017, contributing three points of the projected growth in 2019. Furthermore, the Company’s increasingly differentiated solutions drove sharp increases in client renewals, helping to drive projected 2019 Annual Revenue Retention to 103%, contributing an additional three points of organic growth versus a headwind of five to six points in the last two years.

•
Enhanced Revenue Visibility. With a differentiated and expanding portfolio of cloud-based SaaS solutions enabled by the Inovalon ONE® Platform, the successful transition to a subscription-based revenue model, and strong client revenue retention and new business signings, Inovalon has increasing revenue visibility and predictability going forward. In this setting, the Company is providing 2019 financial guidance earlier, and with significantly higher initial coverage, than in past years. Specifically, as of the date of this release, Inovalon has coverage of approximately 94.5% of the Company’s 2019 revenue guidance midpoint, providing visibility well above levels from the prior two years of approximately 85%. Inovalon’s initial 2019 guidance implies revenue growth of 19% to 23% (inclusive of 12% to 14% of organic growth), with only approximately 5 points of growth still to be solutioned against the backdrop of a strong demand environment and healthy pipeline of opportunities, as well as the earlier date of guidance provision than previous years.

Other Financial Data and Key Metrics

The following constitute other financial data and key metrics which are presented quarterly.

•
Growth of Datasets: At September 30, 2018, the MORE[2] Registry® dataset contained more than 261 million unique patient counts and 40 billion medical event counts, increases of 13% and 17%, respectively, compared with September 30, 2017. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE[2] Registry® dataset and is therefore not fully reflected within the aforementioned data metrics as of this date.

•
Investment in Innovation: For the quarter ended September 30, 2018, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering data-driven healthcare was $17.0 million, or 12% of revenue, a decrease of $2.8 million, or 14%, compared to the prior year period.

•
Analytical Process Count Growth: Inovalon’s trailing 12-month Patient Analytics Months (PAM) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 47.1 billion as of September 30, 2018, an increase of 29% as compared with September 30, 2017.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.

Shares Outstanding

As of October 26, 2018, the Company had 71.8 million shares of Class A common stock outstanding and 80.6 million shares of Class B common stock outstanding.

2018 Financial Guidance

The Company is revising its 2018 financial guidance to reflect (1) the later than expected timing for certain new contracts, which are now signed and at various stages of implementation, (2) the conversion of substantially all remaining legacy contracts to subscription-based contracts, and (3) the discontinued pursuit of new legacy business (and therefore the removal of such legacy contribution expectation from previous guidance). Revised 2018 financial guidance is as follows.

Financial Metric	Updated Guidance Range Provided November 7, 2018	Previous Guidance Range Provided August 1, 2018
Revenue	$525 million to $545 million	$568 million to $593 million
Net (loss) income(1)	($38 million) to ($28 million)	($24 million) to ($18 million)
Non-GAAP net income	$39 million to $50 million	$50 million to $58 million
Adjusted EBITDA	$150 million to $166 million	$166 million to $176 million
Net cash provided by operating activities	$90 million to $100 million	$90 million to $100 million
Non-GAAP net cash provided by operating activities	$104 million to $115 million	$104 million to $115 million
Capital expenditure(2)	$55 million to $60 million	$55 million to $60 million
Diluted net (loss) income per share	($0.26) to ($0.19)	($0.16) to ($0.12)
Non-GAAP diluted net income per share	$0.27 to $0.34	$0.34 to $0.40
_______________________________________________________
(1) GAAP net (loss)/income includes estimated: one-time restructuring costs of $9.5 million, acquisition-related contingent consideration expense of $14.0 million, transaction costs of $7.0 million, non-recurring integration costs of $7.5 million, and intangible asset amortization of $44.0 million.
(2) Capital expenditure is defined as the sum of purchases of property and equipment and investment in capitalized software.

Additional assumptions made within the Company's 2018 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2018 guidance assumes 146 million weighted average diluted shares.

•	2018 guidance assumes an effective tax rate of approximately 30% for the full year.

2019 Financial Guidance

In the setting of a now predominantly subscription-based contract portfolio, significantly increased client retention performance, existing client membership expansion projections, new client sales, and a resulting strong Annual Recurring Revenue base, Inovalon has significant visibility into 2019, providing for annual guidance for the period as provided below.

Financial Metric	2019 Guidance Range
Revenue	$637 million to $657 million
Net (loss) income	$1 million to $5 million
Non-GAAP net income	$61 million to $69 million
Adjusted EBITDA	$200 million to $210 million
Net cash provided by operating activities	$130 million to $145 million
Capital expenditure	$52 million to $58 million
Diluted net (loss) income per share	$0.01 to $0.03
Non-GAAP diluted net income per share	$0.41 to $0.47

Additional assumptions made within the Company's 2019 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2019 guidance assumes 149 million weighted average diluted shares.

•	2019 guidance assumes an effective tax rate of approximately 30% for the full year.

Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, and of net cash provided by operating activities, the GAAP financial measure most directly comparable to Non-GAAP net cash provided by operating activities, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Conference Call

Inovalon will host a conference call to discuss its third quarter 2018 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 9596608; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Investor Day

Inovalon will host an Investor Day for members of the investment community on Wednesday, December 12, 2018 in New York. Further details are forthcoming.

Please refer to our Third Quarter 2018 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including 2018 and 2019 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s conference call.

About the Inovalon ONE® Platform

The Inovalon ONE® Platform is an integrated cloud-based platform of more than 80 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. Each proprietary technology toolset is referred to as a Component, which are grouped into Modules, and informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Components and Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading technology company providing cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real-time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including 19 of the top 25 U.S. health plans and 22 of the top 25 global pharma companies, Inovalon's technology platforms and analytics are informed by data pertaining to more than 955,000 physicians, 499,000 clinical facilities, 261 million Americans, and 40 billion medical events. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the expected benefits and impact of the combination of Inovalon and ABILITY, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, our ability to meet financial guidance for 2018 and 2019, and statements with respect to visibility, revenue retention and recurring revenue. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™), and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate, including the Tax Cuts and Jobs Act of 2017; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

1 Annualized Contract Value (ACV) is defined as the total revenue expected from a contract divided by the duration of that contract.
2 Annual Revenue Retention is defined as the percentage of revenue from engagements with existing clients in the prior year present in the current year. For example, Annual Revenue Retention would be less than 100% if there was a net loss of revenue from existing clients who either downsized or exited existing engagements, and would be more than 100% if on a net basis existing clients expanded existing engagements.
3 Annual Recurring Revenue is defined as subscription-based revenue from existing clients plus outstanding intra-year renewals valued at an amount agreed upon in principal.
4 Coverage is defined as the sum of Annual Recurring Revenue, Legacy revenue under contract, and expected Services revenue, divided by the specified year's revenue guidance.

Inovalon Holdings, Inc.
Consolidated Statements of Operations (unaudited)

(In thousands, except per-share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue	$145,809	$115,855	$391,362	$334,739
Expenses:
Cost of revenue(1)	36,422	38,431	108,928	113,914
Sales and marketing(1)	11,785	7,929	31,732	24,365
Research and development(1)	7,580	5,780	21,546	20,850
General and administrative(1)	47,203	36,283	156,773	108,002
Depreciation and amortization	26,571	13,550	69,857	38,514
Restructuring expense	—	—	9,464	—
Total operating expenses	129,561	101,973	398,300	305,645
Income (Loss) from operations	16,248	13,882	(6,938)	29,094
Other income and (expenses):
Interest income	325	1,365	1,874	4,045
Interest expense	(16,824)	(1,617)	(34,274)	(4,549)
Other expense, net	(210)	(243)	(1,841)	(381)
(Loss) Income before taxes	(461)	13,387	(41,179)	28,209
Provision for (Benefit from) income taxes	383	5,146	(13,035)	10,840
Net (loss) income	$(844)	$8,241	$(28,144)	$17,369
Net (loss) income attributable to common stockholders, basic and diluted	$(844)	$7,968	$(28,144)	$16,905
Net (loss) income per share attributable to common stockholders, basic and diluted:
Basic net (loss) income per share	$(0.01)	$0.06	$(0.19)	$0.12
Diluted net (loss) income per share	$(0.01)	$0.06	$(0.19)	$0.12
Weighted average shares of common stock outstanding:
Basic	147,339	141,226	144,662	142,861
Diluted	147,339	141,699	144,662	143,327
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$101	$474	$154	$1,189
	Sales and marketing	308	561	376	1,456
	Research and development	643	349	1,601	929
	General and administrative	3,702	3,597	9,015	8,751
	Total stock-based compensation expense	$4,754	$4,981	$11,146	$12,325

Inovalon Holdings, Inc.
Consolidated Balance Sheets (unaudited)

(In thousands, except share and par value amounts)	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$103,516	$208,944
Short-term investments	11,377	267,288
Accounts receivable (net of allowances of $3,142 and $2,038 at September 30, 2018 and December 31, 2017, respectively)	110,043	90,054
Prepaid expenses and other current assets	21,398	10,441
Income tax receivable	10,926	11,987
Total current assets	257,260	588,714
Non-current assets:
Property, equipment and capitalized software, net	137,061	125,768
Goodwill	951,068	184,932
Intangible assets, net	548,709	89,326
Other assets	22,915	6,338
Total assets	$1,917,013	$995,078
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$32,916	$34,109
Accrued compensation	25,266	18,592
Other current liabilities	37,843	15,277
Deferred revenue	16,048	6,954
Deferred rent	640	1,818
Credit facilities	9,800	45,000
Capital lease obligation	1,876	336
Total current liabilities	124,389	122,086
Non-current liabilities:
Credit facilities, less current portion	940,996	191,250
Capital lease obligation, less current portion	14,462	12,109
Deferred rent, less current portion	3,223	219
Other liabilities	19,444	—
Deferred income taxes	112,481	26,642
Total liabilities	1,214,995	352,306
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of September 30, 2018 and December 31, 2017, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 86,447,709 shares issued and 71,827,534 shares outstanding at September 30, 2018; 77,588,018 shares issued and 62,967,843 shares outstanding at December 31, 2017	—	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 80,608,685 shares issued and outstanding at September 30, 2018; 80,957,495 shares issued and outstanding at December 31, 2017	1	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Additional paid-in-capital	615,782	534,159
Retained earnings	281,491	308,905
Treasury stock, at cost, 14,620,175 shares at September 30, 2018 and December 31, 2017, respectively	(199,817)	(199,817)
Other comprehensive loss	4,561	(476)
Total stockholders’ equity	702,018	642,772
Total liabilities and stockholders’ equity	$1,917,013	$995,078

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows (unaudited)

(In thousands)	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(28,144)	$17,369
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	11,146	12,325
Depreciation	39,240	27,129
Amortization of intangibles	30,617	11,385
Amortization of premiums on short-term investments	278	1,571
Amortization of debt issuance costs and debt discount	2,076	—
Deferred income taxes	(11,651)	(1,540)
Restructuring expense, non-cash	8,583	—
Change in fair value of contingent consideration	9,364	(2,900)
Other	336	381
Changes in assets and liabilities:
Accounts receivable	(1,046)	5,259
Prepaid expenses and other current assets	(6,606)	1,931
Income taxes receivable	1,612	11,174
Other assets	(4,686)	(2,722)
Accounts payable and accrued expenses	(5,444)	5,653
Accrued compensation	8,551	1,346
Other current and non-current liabilities	4,417	(4,210)
Deferred rent	2,278	(696)
Deferred revenue	2,094	(2,507)
Net cash provided by operating activities	63,015	80,948
Cash flows from investing activities:
Maturities of short-term investments	92,207	150,696
Sales of short-term investments	161,772	—
Purchases of property and equipment	(19,943)	(17,544)
Investment in capitalized software	(30,369)	(21,741)
Acquisition, net of cash acquired of $23,850 and $1,535, respectively	(1,082,740)	(3,490)
Net cash (used in) provided by investing activities	(879,073)	107,921
Cash flows from financing activities:
Repurchase of common stock	—	(64,986)
Proceeds from credit facility borrowings, net of discount	965,300	—
Repayment of credit facility borrowings	(236,250)	(22,500)
Payments for debt issuance costs	(18,269)	—
Proceeds from exercise of stock options	1,628	3,781
Capital lease obligations paid	(709)	(84)
Tax payments for equity award issuances	(1,070)	(208)
Net cash provided by (used in) financing activities	710,630	(83,997)
(Decrease) Increase in cash and cash equivalents	(105,428)	104,872
Cash and cash equivalents, beginning of period	208,944	127,683
Cash and cash equivalents, end of period	$103,516	$232,555
Supplementary cash flow disclosure:
Cash (received) paid during the period for:
Income taxes, net	$(3,597)	$725
Interest	27,618	4,416
Non-cash investing activities:
Capital lease obligations incurred	4,602	—
Accruals for purchases of property, equipment	7,700	8,295
Accruals for investment in capitalized software	2,450	3,892
Acquisition consideration	84,156	—

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)

Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of net (loss) income to Adjusted EBITDA:
Net (loss) income	$(844)	$8,241	$(28,144)	$17,369
Depreciation and amortization	26,571	13,550	69,857	38,514
Other expense, net	210	243	1,841	381
Interest income	(325)	(1,365)	(1,874)	(4,045)
Interest expense	16,824	1,617	34,274	4,549
Provision for (Benefit from) income taxes	383	5,146	(13,035)	10,840
EBITDA	42,819	27,432	62,919	67,608
Stock-based compensation	4,754	4,981	11,146	12,325
Acquisition costs:
Transaction costs	888	700	5,527	821
Integration costs	2,293	635	5,495	1,516
Contingent consideration accretion	400	(4,200)	9,100	(2,900)
Compensatory contingent consideration	245	911	2,032	1,408
Restructuring expense	—	—	9,464	—
Tax on equity exercises	—	—	—	32
Other non-comparable items(1)	1,025	341	7,417	2,673
Adjusted EBITDA	$52,424	$30,800	$113,100	$83,483
Adjusted EBITDA margin	36.0%	26.6%	28.9%	24.9%
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income (unaudited)

Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of net (loss) income to Non-GAAP net income:
Net (loss) income	$(844)	$8,241	$(28,144)	$17,369
Stock-based compensation	4,754	4,981	11,146	12,325
Acquisition costs:
Transaction costs	888	700	5,527	821
Integration costs	2,293	635	5,495	1,516
Contingent consideration accretion	400	(4,200)	9,100	(2,900)
Compensatory contingent consideration	245	911	2,032	1,408
Amortization of acquired intangible assets	12,969	3,850	30,617	11,385
Amortization of debt issuance costs and debt discount(1)	1,052	—	2,076	—
Restructuring expense	—	—	9,464	—
Tax on equity exercises	—	—	—	32
Other non-comparable items(2)	1,025	341	7,417	2,673
Tax impact of add-back items	(6,446)	(2,905)	(23,039)	(10,621)
Non-GAAP net income	$16,336	$12,554	$31,691	$34,008

GAAP basic net (loss) income per share	$(0.01)	$0.06	$(0.19)	$0.12
GAAP diluted net (loss) income per share	$(0.01)	$0.06	$(0.19)	$0.12
Non-GAAP basic net income per share	$0.11	$0.09	$0.22	$0.24
Non-GAAP diluted net income per share	$0.11	$0.09	$0.22	$0.24
Weighted average shares of common stock outstanding:
Basic	147,339	141,226	144,662	142,861
Diluted	147,530	141,699	144,883	143,327
_______________________________________________________

(1)
The Company excludes amortization of debt issuance costs and debt discount on the 2018 Credit Facility as there is no future cash outflow related to these items and this expense is not representative of the Company’s ongoing financial results. Amortization of debt issuance costs and debt discount is excluded from Non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Key Metrics (unaudited)

The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE2 Registry® dataset and is therefore not fully reflected within the related data metrics below as of this date.

	September 30,
(In thousands)	2018	2017
MORE[2] Registry® dataset metrics
Unique patient count(1)	261,226	230,916
Medical event count(2)	40,062,034	34,316,048
Trailing 12 month Patient Analytics Months (PAM)(3)	47,100,324	36,624,786
_______________________________________________________

(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation (unaudited)

The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention platforms focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2018	2017	2018	2017
Investment in Innovation:
Research and development(1)	$7,580	$5,780	$21,546	$20,850
Capitalized software development(2)	8,446	9,637	30,108	24,570
Research and development infrastructure investments(3)	996	4,454	10,488	14,040
Total investment in innovation	$17,022	$19,871	$62,142	$59,460
As a percentage of revenue
Research and development(1)	5%	5%	6%	6%
Capitalized software development(2)	6%	8%	8%	7%
Research and development infrastructure investments(3)	1%	4%	2%	5%
Total investment in innovation	12%	17%	16%	18%
_______________________________________________________

(1)	Research and development primarily includes employee costs related to the development and enhancement of the Company’s service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for the Company’s data analytics and data-driven intervention platforms.

(3)	Research and development infrastructure investments include strategic expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Adjusted EBITDA:
Net (loss) income	$(38)	$(28)
Depreciation and amortization	96	96
Interest expense	50	50
Interest income	(2)	(2)
Other expense, net	2	2
Benefit from income taxes(1)	(18)	(13)
EBITDA	90	105
Stock-based compensation	16	16
Acquisition costs:
Transaction costs	7	7
Integration costs	7	8
Contingent consideration accretion	10	10
Compensatory contingent consideration	4	4
Restructuring expense	9	9
Other non-comparable items(2)	7	7
Adjusted EBITDA	$150	$166
Adjusted EBITDA margin	28.6%	30.5%
_______________________________________________________

(1)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

	Preliminary Guidance Range
	Year Ending December 31, 2019
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Adjusted EBITDA:
Net (loss) income	$1	$5
Depreciation and amortization	107	107
Interest expense	66	66
Interest income	(1)	(1)
Other expense, net	—	—
Provision for income taxes(1)	—	1
EBITDA	173	178
Stock-based compensation	19	19
Acquisition costs:
Transaction costs	1	1
Integration costs	3	4
Contingent consideration accretion	1	4
Compensatory contingent consideration	—	—
Other non-comparable items(2)	3	4
Adjusted EBITDA	$200	$210
Adjusted EBITDA margin	31.4%	32.0%
_______________________________________________________

(1)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period over period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (unaudited)

	Guidance Range
	Year Ending December 31, 2018
(In millions, except per-share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Non-GAAP net income:
Net (loss) income	$(38)	$(28)
Stock-based compensation	16	16
Acquisition costs:
Transaction costs	7	7
Integration costs	7	8
Contingent consideration accretion	10	10
Compensatory contingent consideration	4	4
Amortization of acquired intangible assets	44	44
Amortization of debt issuance costs and debt discount	3	3
Restructuring expense	9	9
Other non-comparable items(1)	7	7
Tax impact of add-back items(2)	(30)	(30)
Non-GAAP net income	$39	$50

GAAP diluted net loss per share	$(0.26)	$(0.19)
Non-GAAP diluted net income per share	$0.27	$0.34
Weighted average shares of common stock outstanding - diluted	146	146
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

	Preliminary Guidance Range
	Year Ending December 31, 2019
(In millions, except per-share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net (loss) income to Non-GAAP net income:
Net (loss) income	$1	$5
Stock-based compensation	19	19
Acquisition costs:
Transaction costs	1	1
Integration costs	3	4
Contingent consideration accretion	1	4
Compensatory contingent consideration	—	—
Amortization of acquired intangible assets	53	53
Amortization of debt issuance costs and debt discount	4	4
Other non-comparable items(1)	3	4
Tax impact of add-back items(2)	(24)	(25)
Non-GAAP net income	$61	$69

GAAP diluted net loss per share	$0.01	$0.03
Non-GAAP diluted net income per share	$0.41	$0.47
Weighted average shares of common stock outstanding - diluted	149	149
_______________________________________________________

(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period over period and ongoing operating performance.

(2)	A 30% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net cash provided by operating activities (unaudited)

The Company defines Non-GAAP net cash provided by operating activities as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude certain acquisition costs, specifically transaction costs and integration costs. The Company uses Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. A reconciliation of forward-looking preliminary net cash provided by operating activities to forward-looking preliminary Non-GAAP net cash provided by operating activities follows:

	Guidance Range
	Year Ending December 31, 2018
(In millions)	Low	High
Reconciliation of Net cash provided by operating activities to Non-GAAP net cash provided by operating activities:
Net cash provided by operating activities	$90	$100
Acquisition costs:
Transaction costs	7	7
Integration costs	7	8
Non-GAAP net cash provided by operating activities	$104	$115

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate the Company's ability to generate cash to support its ongoing business, to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income and Non-GAAP net income per share

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items.

The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net cash provided by operating activities

The Company defines Non-GAAP net cash provided by operating activities as net cash provided by operating activities calculated in accordance with GAAP, adjusted to exclude certain acquisition costs, specifically transaction costs and integration costs. The Company uses Non-GAAP net cash provided by operating activities as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. The Company believes that the exclusion of certain acquisition costs in calculating Non-GAAP net cash provided by operating activities provides management and investors a useful measure for the expected cash flows generated from the Company’s core business by excluding items that do not otherwise relate to its ongoing liquidity. However, use of Non-GAAP net cash provided by operating activities has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net cash provided by operating activities or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:

Inovalon
George Price (Investors)
Phone: 301-809-4000 x1190
gprice@inovalon.com

Inovalon
Kim E. Collins (Communications)
Phone: 301-809-4000 x1473
kcollins@inovalon.com